EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1997, appearing on page B-29 of Exhibit 13 of the Hershey Foods Corporation Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report, dated January 27, 1997, on the Financial Statement Schedule B, which appears on page 13 of the Annual Report on Form 10-K and to all references to our Firm included in this Registration Statement.




New York, NY
April 25, 1997